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                                                                    Exhibit 4.1
                               WARRANT AGREEMENT

         This WARRANT AGREEMENT dated as of June 15, 1999, between HOMEPLACE OF AMERICA, INC., a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK, a national banking association (the "Warrant Agent").

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan of Reorganization defined below.

         Pursuant to Section 6.2 of the First Amended Joint Plan of Reorganization of the Homeplace Group (as defined therein) under Chapter 11 of the Bankruptcy Code dated April 28, 1999, as the same may have been amended or supplemented from time to time prior to the date hereof and has been approved by the United States Bankruptcy Court for the District of Delaware (the "Plan of Reorganization"), the Company is obligated, subject to the restrictions set forth in Sections 5.2.7, 5.2.8, 5.2.9 and 6.2.2(b) of the Plan of Reorganization, to issue the following stock purchase warrants to (a) the holders of Allowed Class 7A Equity Interests, Allowed Class 7B Equity Interests and Allowed Class 7C Equity Interests their respective Ratable Proportions of warrants to purchase an aggregate amount of 1,250,000 shares of the Company's Common Stock, $0.001 par value (hereinafter called the "Common Stock") (the "Series A Warrants") and (b) the Waccamaw Shareholder warrants to purchase an aggregate amount of 600,000 shares of the Company's Common Stock (hereinafter called the " Series B Warrants" and together with the Series A Warrants, the "Warrants").

         The Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of Warrants.


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         NOW THEREFORE, in consideration of the premises and mutual agreements herein set forth:

         SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth, and the Warrant Agent hereby accepts such appointment.

         SECTION 2. Form of Warrant Certificates. The certificates evidencing the Series A Warrants (the " Series A Warrant Certificates") (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially as set forth in Exhibit A hereto and the certificates evidencing the Series B Warrants (the "Series B Warrant Certificates" and together with the Series A Warrant Certificates, the "Warrant Certificates") (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially as set forth in Exhibit B hereto. The Warrant Certificates may have such letters, numbers or other marks of identification or designation or such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may from time to time be listed, or to conform to usage. Each Warrant Certificate shall be dated as of the date of issuance thereof by or on behalf of the Company, whether upon initial issuance or upon transfer or exchange, and each Warrant initially shall entitle the holder thereof to purchase an aggregate of one share of Common Stock at the applicable Exercise Price, but the number of such shares and the Series A Exercise Price and the Series B Exercise Price (each as defined in Section 6) shall be subject to adjustments as provided


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herein.

         SECTION 3. Countersignature and Registration. (a) The Warrant Agent, upon receipt of written instructions provided by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Company and Warrant Certificates executed on behalf of the Company, shall countersign and deliver, subject to the restrictions set forth in Sections 5.2.7, 5.2.8, 5.2.9 and 6.2.2(b) of the Plan of Reorganization, (a) Series A Warrant Certificates to holders of Allowed Class 7A Equity Interests, Allowed Class 7B Equity Interests and Allowed Class 7C Equity Interests pursuant to the Reorganization Trust Agreement dated as of June 15, 1999, and (b) Series B Warrant Certificates to the Waccamaw Shareholder.

         (b) The Warrant Certificates shall be executed on behalf of the Company by the Chairman of the Board, the Chief Executive Officer or the President, by facsimile signature, and have affixed thereto a facsimile of the Company's seal which shall be attested by the Secretary or an Assistant Secretary of the Company by facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event that any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificates, shall be a proper officer of the Company to sign such Warrant Certificates, although at the date of the execution of this Warrant

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Agreement any such person was not such an officer.

         (c) The Warrant Agent will keep or cause to be kept, at its office in Charlotte, North Carolina, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

         (d) Prior to due presentment for registration of transfer of the Warrant Certificates, the Company and the Warrant Agent may deem and treat the registered holder thereof as the absolute owner of the Warrant Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise thereof and of any distribution to the holder thereof and for all other purposes.

         (e) The Warrant Agent shall countersign a Warrant Certificate only (i) upon initial issuance of the Warrants in accordance with written instructions as provided in subsection (a) hereof or (ii) upon exchange, transfer or substitution for one or more previously countersigned Warrant Certificates as hereinafter provided.

         SECTION 4. Transfer and Exchange. Subject to Section 6 hereof, the Warrant Agent shall, from time to time, register the transfer of any outstanding Warrant Certificate upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a commercial bank or trust company having an office in the United States, by a broker or dealer that is a member of the


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National Association of Securities Dealers, Inc., or by a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. After the date of this Agreement, any Warrant Certificate may be exchanged at the option of the holder thereof, upon surrender at the office or agency of the Warrant Agent maintained for that purpose in the City of Charlotte in the State of North Carolina (the "Warrant Agent Office"), for another Warrant Certificate, or other Warrant Certificates of different denominations, representing in the aggregate the right to purchase a like number of shares of Common Stock, and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. No fractional Warrant Certificates will be issued. The Company may require from the transferor payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Warrant Certificates and shall notify the Warrant Agent of any applicable amounts payable hereunder.

         SECTION 5. Common Stock and Warrant Common Stock. As hereinafter used in this Agreement, Common Stock shall mean the Common Stock, $0.001 par value, of the Company as authorized at the date hereof and stock of any other class into which such presently authorized Common Stock may hereafter be changed, and "Warrant Common Stock" shall mean the Common Stock issuable upon exercise of Warrants. In case, by reason of the operation of Section 7, the Warrants shall entitle the registered holders thereof to purchase any other shares of stock or other securities or property of the Company or of any other corporation, any reference in this Agreement to the exercise of Warrants shall be deemed to refer to and include the purchase of such other shares of stock or other securities or property upon such exercise.

         SECTION 6. Exercise Price of Warrants. (a) The registered holder of any Series A


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Warrant Certificate may exercise the Series A Warrants evidenced thereby, in whole or in part and in accordance with the provisions of Section 8, at any time during the period commencing on the date hereof and ending at or prior to 5:00 p.m. (New York City time) on June 15, 2004, upon surrender of the Series A Warrant Certificate with the form of election to purchase on the reverse side thereof duly executed, to the Warrant Agent at the Warrant Agent Office, together with payment of the purchase price for each share of Common Stock as to which the Series A Warrants are exercised. As to any Series A Warrants which have not been duly exercised at or prior to 5:00 p.m. (New York City time) on June 15, 2004, all rights evidenced by the Series A Warrant Certificates shall cease and the Series A Warrants shall become void.

         (b) The registered holder of any Series B Warrant Certificate may exercise the Series B Warrants evidenced thereby, in whole or in part and in accordance with the provisions of Section 8, at any time during the period commencing on the date hereof and ending at or prior to 5:00 p.m. (New York City time) on January 15, 2001, upon surrender of the Series B Warrant Certificate with the form of election to purchase on the reverse side thereof duly executed, to the Warrant Agent at the Warrant Agent Office, together with payment of the purchase price for each share of Common Stock as to which the Series B Warrants are exercised. As to any Series B Warrants which have not been duly exercised at or prior to 5:00 p.m. (New York City time) on January 15, 2001, all rights evidenced by the Series B Warrant Certificates shall cease and the Series B Warrants shall become void.

         (c) The purchase price for each share of Common Stock pursuant to the exercise of a Series A Warrant (the "Series A Exercise Price") shall initially be $14.00. The purchase price for each share of Common Stock pursuant to the exercise of a Series B Warrant (the "Series B Exercise


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Price" and together with the Series A Exercise Price, the "Exercise Prices")
shall initially be $12.00. Each of the Exercise Prices shall be subject to adjustment as provided in Section 7 hereof and shall be payable in lawful money of the United States of America.

         SECTION 7. Warrant Adjustments. Each of the Exercise Prices and the number of shares purchasable upon exercise of each respective Warrant shall be subject to adjustment as follows:

         (a) Stock Dividends, Subdivisions, Combinations and Reclassifications. In case the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide or reclassify the outstanding Common Stock or
(iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, each of the Exercise Prices in effect on the record date for such dividend or on the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying each such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. Such adjustment shall be made successively immediately after the record date, in the case of a dividend or distribution, or on the effective date, in the case of a subdivision, combination or reclassification. In connection with any such adjustment, the number of shares of Common Stock issuable upon exercise of the Warrants also shall be simultaneously adjusted by multiplying such Exercise Price in effect immediately prior to the adjustment required by the first sentence of this paragraph by the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to the adjustment required by the first sentence of this paragraph, and dividing the product so obtained by each such adjusted Exercise Price after giving effect to the adjustment required by the first sentence of this paragraph.


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         (b)      Subscriptions. If at any time after the date of this Agreement the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or to purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share, or having a conversion price per share of Common Stock (if a security is convertible into Common Stock), that is less than the Series A Exercise Price or the Series B Exercise Price per share of Common Stock on such record date, as the case may be, then, where applicable, the relevant Exercise Price shall be decreased to an amount determined by multiplying such Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which is the sum of (x) the total number of shares of Common Stock outstanding on such record date and (y) the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock to be so offered (or the aggregate initial conversion price of the convertible securities to be so offered plus any subscription or purchase price of such Securities) would purchase at such Exercise Price and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding on such record date and (b) the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible). In the event such subscription or purchase price is paid, in whole or in part, with consideration other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a statement filed with the Warrant Agent. The number of shares purchasable upon the exercise of each Warrant on such record date shall be increased to a number of shares equal to (i) the number of shares purchasable on such record date multiplied by the relevant Exercise Price in effect


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immediately prior to the adjustment required by the preceding sentence, divided by (ii) the relevant adjusted Exercise Price computed pursuant to the preceding sentence. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not issued, the relevant Exercise Price and the number of shares of Common Stock purchasable upon exercise of such Warrants shall be readjusted to the price and the number of shares which were in effect prior to such record date.

         (c) Distributions. If at any time after the date hereof the Company shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness or assets (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of the Company), securities convertible into Common Stock or rights to subscribe for Common Stock (excluding those referred to in subsection (b) above), then in each case, the applicable Exercise Price in effect immediately prior to such record date shall be decreased to an amount determined by multiplying such Exercise Price by a fraction, the numerator of which is such Exercise Price on such record date less the fair market value calculated on a per share Common Stock basis (as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a statement filed with the Warrant Agent) of the assets or evidences of indebtedness so distributed or of such subscription rights, and the denominator of which is the relevant Exercise Price on such date. The number of shares purchasable upon the exercise of each Warrant on such record date shall be increased to a number of shares equal to
(i) the number of shares purchasable on such record date multiplied by the relevant Exercise Price in effect immediately prior to the adjustment required by the preceding sentence, divided by (ii) the adjusted relevant Exercise Price computed pursuant to the


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preceding sentence. Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the relevant Exercise Price and the number of shares of Common Stock purchasable upon exercise of such Warrants shall be adjusted to the price and the number of shares which were in effect prior to such record date.

         (d) Consolidation, Merger or Sale of Assets. In case the Company shall be a party to any transaction after the date of this Warrant Agreement (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common, but excluding any transaction to which Section 7(a) applies) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Company is a party, exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that the holders of Warrants shall be entitled, upon the exercise thereof, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged multiplied by (B) the number of shares of Common Stock for which each Warrant is exercisable immediately prior to the consummation of such transaction. In case the Company shall be a party to a transaction described in this Section 7(d), effective provision shall be made by way of a supplemental agreement to this Agreement so that the provisions set forth herein for the protection of the exercise rights of the Warrants shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon exercise of the


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Warrants; and the resulting or surviving corporation or other corporation issuing or delivering such shares, other securities or property shall expressly assume the obligation to deliver, upon the exercise of the Warrants, such shares, securities or property as the holders of the Warrants shall be entitled to receive, pursuant to the provisions hereof, and to make provision for the protection of the exercise right as above provided. In case shares, securities or property other than Common Stock shall be issuable or deliverable upon exercise as aforesaid, then all references to Common Stock in this Section 7 shall be deemed to apply, so far as provided and as nearly as is reasonable, to any such shares, other securities or property.

         (e) Calculations to the Nearest Cent and One-Hundredth of a Share. No adjustment in either of the Exercise Prices shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 7(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent and to the nearest one-hundredth of a share, as the case may be.

         (f) Notice of Warrant Adjustment. Whenever either of the Exercise Prices or the number of shares purchasable upon exercise of a Warrant shall be adjusted as provided in this Section 7, the Company shall forthwith file with the Warrant Agent a certificate, signed by a firm of independent public accountants (which may be the regular accountants of the Company), showing in detail the facts requiring such adjustment and the relevant Exercise Price and number of shares so purchasable that will be effective after such adjustment. The Company shall also cause a notice setting forth any adjustments to be sent by mailing first-class, postage prepaid, to each registered holder of a Warrant Certificate or Warrant Certificates at its address appearing on the Warrant register and, at its option,


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may cause a copy of such notice to be published once in an English language newspaper of general circulation in the City of Charlotte in the State of North Carolina. The Warrant Agent shall have no duty with respect to any certificate filed with it except to keep the same on file and available for inspection by registered holders of Warrant Certificates during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant certificate to determine whether any facts exist which may require any adjustment of either of the Exercise Prices, or with respect to the nature of any adjustment of either of the Exercise Prices when made, or with respect to the method employed in making such adjustment.

         (g) Other Notices. In case the Company after the date hereof shall propose to take any action of the type described in subsection (a), (b), (c) or
(d) of this Section 7, the Company shall file with the Warrant Agent a certificate, signed by the Chairman of the Board, the Chief Executive Officer or the President of the Company specifying the date on which such action shall take place and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such fact may be known on the date of such notice) on the relevant Exercise Price and the number, or kind, or class of shares or other securities or property which shall be purchasable upon exercise of Warrants. Such notice shall be given, in the case of any action of the type specified in subsections (a), (b) and (c), at least 10 days prior to the record date with respect thereto and in the case of any action of the type specified in subsection (d) at least 10 days prior to the taking of such proposed action. The Company shall also cause a notice setting forth any adjustments to be sent by mailing first-class, postage prepaid, to each registered holder of a Warrant Certificate or Warrant Certificates at its address appearing on the Warrant register and, at its option, may cause a copy of such notice to be published once in an English language newspaper


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of general circulation in the City of Charlotte in the State of North Carolina.
Failure to give such notice or any defect therein shall not affect the legality or validity of such action.

         (h) No Change in Warrant Certificate on Adjustment. Irrespective of any of the adjustments in either of the Exercise Prices or the number of shares of Warrant Common Stock, Warrant Certificates theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in a similar Warrant Certificate issuable initially, or at some subsequent time, pursuant to this Agreement and such number of shares specified therein shall be deemed to have been so adjusted.

         (i) Adjustments Upon Expiration of Certain Unexercised Securities. Upon the expiration of any rights, warrants or convertible securities the issuance of which resulted in an adjustment of either of the Exercise Prices and the number of shares of Common Stock purchasable upon the exercise of a Warrant pursuant to this Section 7, to the extent that any such rights, warrants or convertible securities shall not have been exercised, the relevant Exercise Price and the number of shares of Common Stock purchasable upon the exercise of such Warrant shall, upon such expiration, be appropriately readjusted; provided, however, that no such readjustment shall have the effect of increasing the Exercise Prices by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant or such rights, warrants or convertible securities.

         SECTION 8. Exercise of Warrants. (a) Subject to the provisions of this Agreement, each registered holder of a Warrant Certificate shall have the right, which may be exercised as provided in such Warrant Certificate, to purchase from the Company (and the Company shall issue and sell to such registered holder) all or part of the number of fully paid and nonassessable shares of Warrant Common Stock specified in such Warrant Certificate (subject to the adjustments as herein provided),


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upon surrender to the Company at the Warrant Agent Office, of such Warrant
Certificate with the exercise form on the reverse thereof duly filled in and signed (with any required signature guarantee), together with payment to the Warrant Agent to the account of the Company of the relevant Exercise Price for the number of shares of Warrant Common Stock in respect of which such Warrants are then exercised. Upon surrender of such Warrant Certificate, it shall be canceled by the Warrant Agent. The date of exercise of any Warrant shall be deemed to be the date of its receipt by the Warrant Agent duly filled in and signed and accompanied by proper and sufficient funds as herein provided. Payment of the relevant Exercise Price may be made in cash or by certified or official bank check. No adjustment shall be made for any cash dividends declared or paid on shares of Common Stock prior to the exercise of a Warrant. Upon such surrender of Warrants, and payment of the relevant Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants, and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants together with cash in respect of any fraction of a share of such stock issuable upon such surrender, as provided in Section 9 of this Agreement.

         (b) Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant
Certificate evidencing such Warrants was duly surrendered and payment of the relevant Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the


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Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding day on which the Common Stock transfer books of the Company are open.

         SECTION 9. Elimination of Fractions. The Company shall not be required to issue fractional shares of stock upon any exercise of Warrants. As to any final fraction of a share which the same registered holder of one or more Warrant Certificate, the rights under which are exercised in the same transaction or series of related transactions, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment therefor upon the basis of the relevant Exercise Price then in effect.

         SECTION 10. Issue Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of shares of Warrant Common Stock upon the exercise of any Warrant; provided, however, that neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares of Warrant Common Stock in a name other than that of the registered holder of the Warrant Certificate representing the Warrant in respect of which such shares are initially issued.

         SECTION 11. Reservation of Shares. The Company shall, from the date hereof through the date on which all Warrants shall have been exercised or shall have expired, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the issuance of stock upon exercise or conversion of Warrants, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the issuance of shares of Warrant Common Stock upon exercise of all Warrants at the time outstanding.


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         SECTION 12.       Merger or Consolidation or Change of Name of Warrant
Agent.

         (a) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In the case of Warrant Certificates which have been countersigned by the Warrant Agent, but not delivered at the time any such successor to the Warrant Agent succeeds to the agency created by this Agreement, any such successor may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of such successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

         (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

         SECTION 13.       Disposition of Proceeds on Exercise of Warrants. Etc.


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         (a)      The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of such Warrants.

         (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrant Certificates during normal business hours at the Warrant Agent Office.

         SECTION 14. Supplements and Amendments. The parties hereto may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates to cure any ambiguity or to correct or supplement any provision contained in this Agreement which may be defective or inconsistent with any other provision contained herein, or to make such other provisions with respect to any change or any supplemental agreement as the parties may deem necessary or desirable and which shall not materially adversely affect the interests of the registered holders of the Warrant Certificates. In addition, the parties hereto may from time to time supplement or amend this Agreement with the consent of the holders of not less than 60% of the Warrants; provided, however, that no such amendment or supplement shall increase the applicable Exercise Price, shorten the relevant time within which holders may exercise their Warrants or decrease the relevant number of shares of Warrant Common Stock purchasable upon exercise of each Warrant (other than in accordance with Section 7) without the consent of each holder of Warrants adversely affected thereby.

         SECTION 15. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Warrant Agent shall deliver a new Warrant Certificate of like tenor and denomination in exchange and substitution therefor upon surrender and cancellation of the mutilated Warrant Certificate or, in the case of a lost, stolen or destroyed Warrant

Certificate, upon receipt of evidence satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Warrant Certificate and, in either case, upon receipt of such indemnity as may be reasonably be required by either or both of the Company and the Warrant Agent. Applicants for substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as may be prescribed by either or both of the Warrant Agent and the Company. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

         SECTION 16. Duties of the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

         (a) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof and except such as describes the Warrant Agent or action taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent shall not be under any responsibility in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate to be complied with by the Company; nor shall it be responsible for the making of any adjustment in the Exercise Price or the number of shares issuable upon the exercise of a Warrant required under the provisions of Section 7 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such change; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares to be issued pursuant to this Agreement or any Warrant or as to whether any shares will, when issued, be validly issued and fully paid and nonassessable.

         (b) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.

         (c) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be legal counsel for the Company), provided that the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel, and the advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such advice.

        (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of a Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (e) The Company agrees to pay to the Warrant Agent the fees set forth in Schedule I hereto for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, to reimburse the Warrant Agent for all expenses (including reasonable counsel fees), taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution of this Warrant Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement except as a result of the Warrant Agent's gross negligence, wilful misconduct or bad faith. The foregoing indemnities in this paragraph shall survive termination or removal of the Warrant Agent or termination of this Agreement.

         (f) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (g) The Warrant Agent shall act hereunder solely as agent for the Company and in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, wilful misconduct or bad faith.

         SECTION 17. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days' prior notice in writing mailed to the Company by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days' prior notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor or Warrant Agent shall deliver and transfer to the successor
Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of such appointment the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. Failure to give any notice provided for in this Section 17, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

         SECTION 18. Identity of Transfer Agent. Forthwith upon the appointment of any subsequent transfer agent for shares of the Common Stock, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

         SECTION 19. Notices. Any notice pursuant to this Agreement to be given by the Warrant Agent or by the registered holder of any Warrant Certificate to the Company shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

  HomePlace of America, Inc.
  3200 Pottery Drive
  Myrtle Beach, SC 29577
  Attention: Chief Executive Officer

  with a copy to:
  Parker, Poe, Adams & Bernstein
  2500 Charlotte Plaza
  201 South College Street
  Charlotte, NC 28244
  Attention:  Fred C. Thompson, Jr., Esq.

Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

  First Union National Bank
  1525 West W.T. Harris Blvd. 3C3
  Charlotte, NC 28262
  Attention: Mr. Mike Klotz

         SECTION 20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 21. Governing Law. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws principles thereof.

         SECTION 22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement.

         SECTION 23. Counterparts. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

                     (Signatures appear on following page.)

                               HOMEPLACE OF AMERICA, INC.


                               By: /s/ David A. Frost
                                  ----------------------------------
                               Name: David A. Frost

                               Title: Senior Vice President, Finance


Attest:

/s/ Fred C. Thompson
----------------------------
Fred C. Thompson, Jr.
Assistant Secretary


                               FIRST UNION NATIONAL BANK,
                               as Warrant Agent,

                               By: /s/ J. Michael Klotz
                                  ---------------------------------
                               Name: J. Michael Klotz

                               Title: Vice President




Attest:

/s/ Harry Drummond
-------------------------------



                                   SCHEDULE I


                               WARRANT AGENT FEES

                         ONE-TIME ACCEPTANCE FEE WAIVED
                          ANNUAL ADMINISTRATION $1,500
   Perform the duties as described in the Warrant Agreement, billed annually.
               WARRANT AGENT SERVICES $7.50 PER WARRANT EXERCISED
                           Billed monthly in arrears